Exhibit 99.2

RECENT DEVELOPMENTS

As previously disclosed in our Quarterly Report on Form 10-Q, sales in China for the three-month period ended June 30, 2018 accounted for approximately 33% of our total revenue, as compared to 26% of our total revenue for the three-month period ended June 30, 2017. To capitalize upon our increasing opportunities in China, we have engaged in ongoing discussions regarding, but have not committed to, entering into strategic transactions with diagnostic and financing partners in China.